Exhibit 11 under Form N-1A
                                    Exhibit 23 under Item 601/Reg. S-K









INDEPENDENT AUDITORS' CONSENT


To  the Board of Trustees and Shareholders of LIQUID CASH TRUST:

We consent to the use in Post-Effective Amendment No. 34 to Registration Statement 2-67655 of Liquid Cash Trust of our report dated May 8, 1998 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



By: DELOITTE & TOUCHE LLP
    Deloitte & Touche LLP

Pittsburgh, Pennsylvania
May 20, 1998